UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10226 San Pedro Avenue San Antonio, Texas	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 582-2664

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 19, 2009, MDI, Inc.  (the “Company”) issued a press release announcing that it has notified the Nasdaq Stock Market LLC (“Nasdaq”) of its intent to voluntarily delist its common stock from the Nasdaq Capital Market. The Company currently anticipates that it will file with the Securities and Exchange Commission and Nasdaq a Form 25 relating to the delisting of its common stock on or about March 2, 2009, with the delisting of its common stock becoming effective ten days thereafter. Accordingly, the Company anticipates that the last day of trading of its common stock on the Nasdaq Capital Markets will be on or about March 12, 2009. The Company intends to discuss with the market makers for its common stock having its common stock quoted on the OTC Bulletin Board, but no arrangements have yet been made in that regard.

The decision to voluntarily delist its common stock is a cost savings step that will eliminate expenses associated with Nasdaq listing fees. Given the light trading volume of its common stock, the Company believes that investors will be more than adequately served by other alternatives such as the OTC Bulletin Board or the Pink Sheets. The Company also expects that, going forward, the delisting of its common stock will provide it with greater corporate flexibility and will allow it to deploy more resources to its core business operations.

All companies listed on Nasdaq must meet the standards that Nasdaq adopts.  One such standard is that the stock trade at a price that is $1.00 per share or higher on a consistent basis. These standards are described in Nasdaq Marketplace Rule 4310 (the "Rule").

On November 7, 2007, the Company received a letter  from Nasdaq stating that it was not in compliance with the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4).  The Company is currently in compliance with all Nasdaq listing requirements, except for the minimum bid price requirement.

A copy of the Company’s press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                Description

99.1	Press Release dated February 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 19, 2009                                           MDI, Inc.

By: /s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President, General Counsel and Secretary

Exhibit Index
Exhibit

Exhibit 99.1	Press Release dated February 19, 2009

EXHIBIT 99.1

MDI Requests Voluntary Delisting from the NASDAQ Stock Market
Company will seek market maker for OTC trading

SAN ANTONIO, TEXAS – February 19, 2009 – MDI, Inc. (NASDAQ:  MDII), announced today that it has notified the Nasdaq Stock Market LLC (“Nasdaq”) of its intent to voluntarily delist its common stock from the Nasdaq Capital Market. The Company currently anticipates that it will file with the Securities and Exchange Commission and Nasdaq a Form 25 relating to the delisting of its common stock on or about March 2, 2009, with the delisting of its common stock becoming effective ten days thereafter. Accordingly, the Company anticipates that the last day of trading of its common stock on the Nasdaq Capital Markets will be on or about March 12, 2009. The Company intends to discuss with the market makers for its common stock having its common stock quoted on the OTC Bulletin Board, but no arrangements have yet been made in that regard.

The decision to voluntarily delist its common stock is a cost savings step that will eliminate expenses associated with Nasdaq listing fees. Given the light trading volume of its common stock, the Company believes that investors will be more than adequately served by other alternatives such as the OTC Bulletin Board or the Pink Sheets. The Company also expects that, going forward, the delisting of its common stock will provide it with greater corporate flexibility and will allow it to deploy more resources to its core business operations.

All companies listed on Nasdaq must meet the standards that Nasdaq adopts.  One such standard is that the stock trade at a price that is $1.00 per share or higher on a consistent basis. These standards are described in Nasdaq Marketplace Rule 4310 (the "Rule").

On November 7, 2007, the Company received a letter  from Nasdaq stating that it was not in compliance with the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4).  The Company is currently in compliance with all Nasdaq listing requirements, except for the minimum bid price requirement.

Forward-Looking and Cautionary Statements

Except for historical information and discussions contained herein, certain statements included in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this document, other than statements of historical fact, that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation. Additional information concerning risk factors is contained from time to time in the Company’s SEC filings. The Company expressly disclaims any obligation to update the information contained in this release.

MDI Investor Relations Contact:
Richard A. Larsen
MDI, Inc.
Richard.Larsen@mdisecure.com